UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 17, 2012

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On December 17, 2012 (the “Closing Date”), Spectrum Brands, Inc., a Delaware corporation (“Spectrum Brands”), completed the first closing (“First Closing”) of the previously announced acquisition (the “Acquisition”) of the residential hardware and home improvement business of Stanley Black & Decker, Inc., a Connecticut corporation (“Seller”), pursuant to the previously disclosed Acquisition Agreement (the “Acquisition Agreement”), dated as of October 8, 2012, between Seller and Spectrum Brands.

In connection with the closing of the Acquisition on the Closing Date, Spectrum Brands entered into a Credit Agreement (the “Term Credit Agreement”) that provides Spectrum Brands with a $700 million senior secured first lien term credit facility and provides Spectrum Brands Canada, Inc., an indirectly wholly owned subsidiary of Spectrum Brands (the “Canadian Borrower”) with a $100 million (denominated in Canadian dollar equivalent) senior secured first lien term credit facility (collectively, the “New Term Loan Facility”).  The proceeds from the New Term Loan Facility were used to refinance all of the outstanding term loans of Spectrum Brands under that certain Amended and Restated Credit Agreement dated as of February 1, 2011, as amended, to pay for a portion of the transaction expenses incurred in connection with the Acquisition and the Term Credit Agreement.

New Term Loan Facility

Effective as of the Closing Date, Spectrum Brands entered into the Term Credit Agreement with the Canadian Borrower, SB/RH Holdings, LLC (“SB/RH Holdings”), the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent (the “Term Administrative Agent), Deutsche Bank Securities Inc. and Barclays Bank PLC, as joint bookrunners and joint lead arrangers, Barclays Bank PLC, as syndication agent and Jefferies Group, Inc., SunTrust Bank and the Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, in each case in respect of the Term Credit Agreement. The Term Credit Agreement provides for loans or other extensions of credit be made to, among other things, Spectrum Brands in an aggregate principal amount of $700 million (the “U.S. Tranche”) and the Canadian Borrower in an aggregate principal amount of $100 million (denominated in Canadian dollars, the “Canadian Tranche”). The terms of the Term Credit Agreement allow Spectrum Brands, subject to certain conditions, to increase the amount of the commitment thereunder by an aggregate incremental amount up to $350 million plus an additional amount provided that Spectrum Brands is in compliance with a secured net leverage ratio. As of the date hereof, such incremental amount has not been committed to by any lender.

Obligations under the Term Credit Agreement are guaranteed by SB/RH Holdings and all of Spectrum Brand’s current and future domestic subsidiaries. Spectrum Brands’ borrowings under the Term Credit Agreement are secured by (i) first-priority liens on substantially all assets of Spectrum Brands, SB/RH Holdings and their respective domestic subsidiaries (the “Non-Current Asset Collateral”) other than (a) accounts receivable, (b) inventory, (c) to the extent governing or involving such accounts receivable or inventory, all chattel paper, documents, general intangibles, instruments, commercial tort claims, and letter of credit rights, (d) all supporting obligations relating to any of the foregoing items, (e) deposit accounts and all deposits of cash, checks, funds and other evidences of payments held therein or credited thereto (except deposit accounts established to hold Non-Current Asset Collateral (as defined below) disposition proceeds), (f) inter-company loans made using proceeds of revolving loans under the ABL Loan Agreement, (g) policies of business interruption insurance, (h) books and records, and (i) all proceeds of the foregoing (items (a) to (i), collectively, the “Current Asset Collateral” and together with the Non-Current Asset Collateral, the “Collateral”) and (ii) second-priority liens on the Current Asset Collateral securing obligations under Spectrum Brands’ existing Loan and Security Agreement, dated as of June 16, 2010, as amended, in each case, subject to permitted liens and certain exceptions. In addition, the Canadian Tranche obligations will also be secured by all assets of the Canadian Borrower and Spectrum Brands’ other material Canadian subsidiaries. The Collateral also secures Spectrum Brands’ existing 9.50% senior secured notes due 2018 on a pari passu basis as the New Term Loan Facility.

All amounts outstanding of the U.S. Tranche will bear interest, at Spectrum Brands’ option, at a rate per annum equal to the LIBO rate with a 1.25% floor, adjusted for statutory reserves, plus a margin equal to 3.25%, or an alternate base rate, plus a margin equal to 2.25%, as set forth in the Term Credit Agreement.

The issue price for the Term Credit Agreement was 99% of the principal amount thereof, which original issue discount will be amortized over the life of the Term Credit Agreement. In connection with the closing of the Term Credit Agreement, Spectrum Brands paid certain fees and expenses to Deutsche Bank AG New York Branch.

Subject to exceptions, the Term Credit Agreement requires mandatory prepayments, in amounts equal to (i) 50% (reduced to 25% and 0% upon the achievement of certain specified leverage ratio) of excess cash flow (as defined in the Term Credit Agreement), at the end of each fiscal year, (ii) 100% of the net cash proceeds from certain asset sales by Spectrum Brands or any guarantor (collectively, the “Loan Parties”) and certain casualty and condemnation events (subject to certain exceptions an reinvestment provisions), (iii) 100% of the net cash proceeds from the issuance or incurrence after the closing date of any additional debt by us or any of our subsidiaries excluding debt permitted under the Term Credit Agreement, and (iv) 100% of net cash proceeds of certain purchase price adjustments relating to the Acquisition.

Voluntary prepayments of borrowings under the Term Credit Agreement are permitted at any time, in agreed-upon minimum principal amounts. There is a prepayment fee equal to 1.00% of the principal amount of the loans under the Term Credit Agreement optionally prepaid on or prior to the one year anniversary of the Closing Date. Prepayment made after the one year anniversary of the Closing Date will not be subject to premium or penalty (except LIBOR breakage costs, if applicable).

This summary does not purport to be complete and is qualified in its entirety be reference to the Term Credit Agreement which will be filed as an exhibit to Spectrum

Brands’ next quarterly report on Form 10-Q. Interested parties should read these documents in their entirety.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 17, 2012, Spectrum Brands completed the First Closing, pursuant to the Acquisition Agreement between Seller and Spectrum Brands for $1.4 billion in cash.  The Acquisition also includes the acquisition by Spectrum Brands of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan corporation involved in the production of residential locksets. The acquisition of these assets will be completed at a second closing, which will occur at a later date.

This summary is qualified in its entirety by reference to the terms of the Acquisition Agreement attached as Exhibit 2.1 to Spectrum Brands Current Report on Form 8-K filed on October 12, 2012, which is incorporated herein by reference.

The press release announcing the closing of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, Item 2.01 and Item 8.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01  Other Events

On December 17, 2012, in connection with the First Closing and the entry into the Term Credit Agreement, Spectrum Brands assumed the obligations of the $520 million aggregate principal amount of 6.375% Senior Notes due 2020 (the “2020 Notes”) and U.S. $570 million aggregate principal amount of 6.625% Senior Notes due 2022 (the “2022 Notes”) (collectively, the “New Senior Notes”) previously issued by Spectrum Brands Escrow Corp. The New Senior Notes will also be fully and unconditionally guaranteed by certain of Spectrum Brands’ subsidiaries.

The press release announcing the assumption of the New Senior Notes and the entry into the Term Credit Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Assets Acquired

To the extent required, Spectrum Brands will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

To the extent required, Spectrum Brands will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated December 17, 2012.
99.2	Press Release dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  December 21, 2012

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 17, 2012.
99.2	Press Release dated December 17, 2012